
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                           12-MOS
<FISCAL-YEAR-END>                       DEC-31-1999
<PERIOD-END>                            DEC-31-1999
<CASH>                                    4,627,499
<SECURITIES>                            133,307,578<F1>
<RECEIVABLES>                               973,491
<ALLOWANCES>                                      0
<INVENTORY>                                       0
<CURRENT-ASSETS>                          3,187,021<F2>
<PP&E>                                            0
<DEPRECIATION>                                    0
<TOTAL-ASSETS>                          142,095,589
<CURRENT-LIABILITIES>                     3,943,046<F3>
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                137,921,227
<OTHER-SE>                                  231,316<F4>
<TOTAL-LIABILITY-AND-EQUITY>            142,095,589
<SALES>                                           0
<TOTAL-REVENUES>                         15,632,229<F5>
<CGS>                                             0
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                          3,314,848<F6>
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                                0
<INCOME-PRETAX>                          12,317,381
<INCOME-TAX>                                      0
<INCOME-CONTINUING>                      12,317,381
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                             12,317,381
<EPS-BASIC>                                       0
<EPS-DILUTED>                                     0

<F1> Includes Participating Insured Mortgage Investments ("PIMIs")(insured mortgages of $60,129,492 and Additional Loans of $8,350,990), Participating Insured Mortgages ("PIMs") of $47,331,673 and Mortgage-backed Securities ("MBS") of $17,495,423.
<F2> Includes  prepaid  acquisition  fees and expenses of $8,333,461 net of accumulated amortization of $6,089,755 and prepaid participation servicing fees of $2,777,749 net of accumulated amortization of $1,834,434.
<F3> Includes deferred income on Additional Loans of $3,918,021.
<F4> Unrealized gain on MBS.
<F5> Represents interest income on investments in mortgages and cash.
<F6> Includes  $48,272  for  impaired  mortgage  loans and  $1,672,143  of amortization of prepaid fees and expenses.

